Exhibit 99.1

Investor Relations: Geoffrey M. Boyd Chief Financial Officer 612-436-6486 Media Inquiries: Robert E. Pickens Chief Operating Officer 612-436-6604

For Immediate Release

Eschelon Telecom, Inc. Announces Termination of Hart-Scott-Rodino
Waiting Period and Receipt of FCC Authorization

Minneapolis, MN — May 24, 2007: Eschelon Telecom, Inc., (NASDAQ: ESCH) a leading provider of integrated communications services to small and medium sized businesses in the western United States, today announced that the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to its proposed acquisition by Integra Telecom Holdings, Inc. has terminated. Termination of the waiting period satisfies a closing condition of the transaction.  The company also announced that the Federal Communications Commission has authorized the transfer of control of both Eschelon’s domestic and international communications operations to Integra.  Obtaining this authorization is a very significant step in obtaining all regulatory approvals necessary to complete the transaction.

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. is a facilities-based competitive communications services provider of voice and data services and business telephone systems in 52 markets in the western United States. Headquartered in Minneapolis, Minnesota, the company currently employs approximately 1,470 telecommunications/Internet professionals, serves over 65,000 business customers and has approximately 655,000 access lines in service throughout its markets in Minnesota, Arizona, Utah, Washington, Oregon, Colorado, Nevada, Montana and California.  For more information, please visit our web site at www.eschelon.com.

About Integra Telecom, Inc.

Integra Telecom, Inc. provides voice, data and Internet communications to thousands of business and carrier customers in eight Western states, including: Arizona, California, Idaho, Minnesota, North Dakota, Oregon, Utah and Washington. The company owns and operates a best-in-class fiber-optic network comprised of eight metropolitan access networks, a nationally acclaimed tier one Internet and data network and a 4,700-mile high-speed long haul network. The company enjoys some of the highest customer loyalty and customer satisfaction ratings in the telecommunications industry. Primary equity investors in the company include Bank of America Capital Investors, Boston Ventures and Nautic Equity Partners. Integra Telecom and Electric Lightwave are registered trademarks of Integra Telecom Inc. For more information, visit www.integratelecom.com.

Additional Information and Where to Find It

A definitive proxy statement of the Company has been filed with the Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.  Free copies of the Proxy Statement may also be obtained from the Company and free copies of the Company’s other filings with the SEC may also be obtained from the Company.  Free copies of the Company filings may be obtained by sending a written request to Investor Relations, Eschelon Telecom, Inc. 730 Second Ave. Minneapolis, MN 55402.  In addition, investors and security holders may access copies of the documents filed with the SEC by the Company on its website at www.eschelon.com, under the links “Investor Relations—SEC Filings” when they become available.

Eschelon and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding such individuals is included in Eschelon’s proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission and is included in the proxy statement relating to he proposed transaction.

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Eschelon Telecom’s current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict.  Actual results may differ materially from these forward-looking statements because of the company’s history of losses, ability to maintain relationships with RBOCs, substantial indebtedness, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company’s filings with the Securities and Exchange Commission.  In particular, statements regarding the consummation of the merger are subject to risks that the conditions to the transaction will not be satisfied. In addition, our results of operations, financial condition and cash flows also may be adversely impacted by the recent announcement of the proposed transaction, which may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur significant advisory fees and other expenses relating to the transaction.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.

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